UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2018

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1550 Wewatta Street, 2nd Floor
Denver, CO 80202
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

The Company controls a 52.6-acre parcel of undeveloped land in Freetown, Massachusetts and has commenced development of the property as the Massachusetts Medical Cannabis Center (the “MMCC”).

The Company secured Site Plan approval for the MMCC which includes 977,000 square feet of cultivation and processing infrastructure 47 miles south of Boston, MA.

The Company plans to develop the property in phases that will consist of three different buildings. The buildings have been approved for the following approximate sizes:

Massachusetts Medical Cannabis Center

Building 1: 30,000 square feet

Building 2: 345,000 square feet

Building 3: 600,000 square feet.

Previously, the Company announced that it has commenced construction on Building 1 as a state-of-the-art greenhouse cultivation facility.

On September 21, 2018, the Company finalized the site plan and configuration for Building 2, the next phase of the MMCC development that the Company plans to construct. The Company, in conjunction with its architect RKB Architects, Inc., completed the design to include three distinct Units with the following:

Building 2

Unit A: A 184,720 square foot cultivation facility

Unit B: A 40,178 square foot centralized processing and product manufacturing

Unit C: A 118,580 square foot cultivation facility.

The Company plans to occupy and to operate Unit B as a large-scale Marijuana Product Manufacturing plant. The Company plans to produce branded cannabis beverages, vaporizer products, edible products, non-edible products and concentrates. The Company has initiated the application process to receive a provisional license from the Massachusetts Cannabis Control Commission.

The Company intends to own and operate the centralized Marijuana Product Manufacturing facility in Unit B to provide an essential service for all of MMCC’s future occupants, as well as licensed cannabis cultivators throughout Massachusetts.

The Company’s new site plan for Building 2 of the MMCC is attached hereto as Exhibit 99.

Item 9.01	Financial Statement and Exhibits

Number	Description

99	Building 2 of MMCC Schematic Site Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2018.

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer

AmeriCann 8-K 8.01 9-24-18

EXHIBIT 99